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ITEM  7(c).    EXHIBITS


The Board of Directors
AMBI Inc.:

We consent to the inclusion of our report dated November 24, 1998, with respect to the balance sheets of Optimum Lifestyle, Inc. as of October 31, 1998 and December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the ten-month period ended October 31, 1998 and the year ended December 31, 1997, which report appears in the Form 8-K of AMBI Inc. dated March 15, 1999.


                                            KPMG LLP



March 12, 1999
San Francisco, California